UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 5, 2024

Cytek Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40632	47-2547526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47215 Lakeview Boulevard

Fremont, California 94538

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code: (877) 922-9835

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CTKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2024, Cytek Biosciences, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). Of the 131,264,277 shares of the Company’s common stock outstanding as of the close of business on the record date of April 8, 2024, 97,102,801 shares were represented at the Annual Meeting, either present at the virtual meeting or by proxy, constituting approximately 74% of the outstanding shares of common stock entitled to vote. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.

Election of Class III Directors. Each of the following nominees was elected to serve as a Class III director, to hold office until the Company’s 2027 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Wenbin Jiang, Ph.D.	64,177,338	9,915,036	23,010,427
Michael Holder	70,298,785	3,793,589	23,010,427

2.	Executive Compensation. On an advisory basis, compensation paid to the Company’s named executive officers for the year ended December 31, 2023 was approved based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,537,386	10,476,039	78,949	23,010,427

3.

Ratification of the Selection of Independent Registered Public Accounting Firm. The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
94,116,564	2,329,549	656,688	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytek Biosciences, Inc.

Date: June 11, 2024	By:	/s/ Wenbin Jiang, Ph.D.
Wenbin Jiang, Ph.D. President and Chief Executive Officer